                                                                    Exhibit 10.1


                                [LOGO OF OPENTV]

FOR IMMEDIATE RELEASE

Contacts:      Gary J. Fuges, CFA                    David Benton
               Director, Investor Relations          Director, Public Relations
               OpenTV                                OpenTV
               650-429-5531                          650-230-8003
               gfuges@opentv.com                     dbenton@opentv.com
                                                     ------------------


                   OPENTV DELIVERS STRONG SECOND QUARTER WITH
                       102% YEAR-OVER-YEAR REVENUE GROWTH

     . Signed 3 New Network Operators Including Shanghai Cable, OpenTV's 14th Cable Win.
     .    Delivered Another Profitable Quarter in the Core Platform Line of
          Business.
     .    Increased OpenTVi Line of Business Revenue 107% From the Prior
          Quarter.
     . Developed a Comprehensive Suite of iTV Applications That Run on the DCT-2000, the Dominant U.S. Cable Set-Top Box.
     . Announced the Acquisition of Static, a Leading iTV Media and Entertainment Applications Company.

Mountain View, CA -- July 26, 2001 -- OpenTV Corp. (NASDAQ National Market and Euronext Amsterdam: OPTV), the world's leading interactive television and media solutions company, today announced its financial results for the quarter ended June 30, 2001.

Financial Highlights
--------------------

For the quarter ended June 30, 2001, OpenTV's revenues were $22.8 million compared to $11.3 million for the quarter ended June 30, 2000. Second quarter 2000 results exclude the impact of OpenTV's acquisition of Spyglass, which closed on July 24, 2000.

The Company's pro-forma1 operating expenses for the quarter ended June 30, 2001 totaled $29.5 million compared to $17.2 million for the quarter ended June 30, 2000.

--------
1 Pro-forma: operating expenses, operating profit/loss, net loss, and net loss per share calculations for all periods exclude: amortization of acquisition-related intangibles, amortization of goodwill, amortization of share-based compensation, non-cash warrant expenses, acquisition-related expenses, losses on the sale or write-down of equity investments, a non-recurring research and development fee incurred during 2000, and income tax expense/benefit.

OpenTV 2Q 2001 Financial Results
Page 2

OpenTV's pro-forma net loss was $4.1 million, or $0.06 per share, for the quarter ended June 30, 2001 compared to a pro-forma net loss of $3.3 million, or $0.07 per share, for the quarter ended June 30, 2000. On a reported basis, the Company's net loss for the quarter ended June 30, 2001 was $120.2 million, or $1.82 per share, compared to a reported net loss of $7.8 million, or $0.17 per share, for the quarter ended June 30, 2000. Included in the second quarter 2001 reported net loss was $106.0 million of non-cash operating expenses related to the amortization of: goodwill, other acquisition-related intangible assets, and share-based compensation.

As of June 30, 2001, OpenTV had cash, cash equivalents and marketable debt securities of $217.1 million.

"I am pleased to announce another successful quarter for our Company," said OpenTV CEO James Ackerman. "Our core platform line of business delivered another profitable quarter, signed three new network operator customers and reported more than two million set-top box deployments. Our OpenTVi line of business more than doubled its revenue versus last quarter and delivered a comprehensive suite of iTV applications that are currently available in Half Moon Bay, California on the Motorola DCT-2000. To further position the Company for future growth, we announced our acquisition of Static, a leading iTV media and entertainment applications company whose operations include PlayJam, the most widely-distributed iTV games channel in the world."

Ackerman continued, "I firmly believe this quarter demonstrates our continued success in growing our market-leading core platform business, as well as our ability to move up the iTV value chain through the expansion of our iTV applications business."

Lines of Business Reporting
---------------------------

Starting with its first quarter 2001 results, OpenTV began providing financial results separately for its two major lines of business: core platform and OpenTVi.

Core Platform Business Highlights
---------------------------------

For the quarter ended June 30, 2001, OpenTV's core platform business generated revenues totaling $20.6 million and pro-forma operating profit of $1.8 million. These results reflect both the strong deployment of OpenTV solutions and the continued growth in OpenTV's professional services organization. Highlights for the quarter included:

OpenTV 2Q 2001 Financial Results
Page 3

         In May, OpenTV extended its market leadership position in iTV platform deployments, announcing that its middleware solution was deployed in
         2.1 million additional set-top boxes during the quarter ended March 31, 2001. Through March 2001, 16.0 million OpenTV-enabled set-top boxes have been shipped to network operators throughout the world.

         During the quarter, OpenTV increased its global, market-leading network operator customer base to 44, adding one broadband cable network and two satellite networks. OpenTV signed an agreement with Shanghai Cable
         - the largest cable TV network in China with 3.2 million total subscribers and 1.0 million digital cable subscribers - to provide core platform products, professional services and applications. Shanghai Cable is OpenTV's 14th cable network operator customer win. OpenTV also signed an agreement with satellite network operator Philippine Multi-Media System Inc. (PMSI) and, today, announces it has signed an agreement with South African satellite network operator Sentech. OpenTV is providing its core platform products to both PMSI and Sentech.

         During the quarter, OpenTV expanded its partnerships with digital TV set-top box manufacturers. OpenTV's set-top box manufacturer partner base now totals 33, as Quanta Network Systems of Taiwan announced it intends to port OpenTV's middleware to its digital set-top box platforms. OpenTV also announced extended partnerships with Pace Micro Technology and Philips Semiconductor. Pace intends to port OpenTV to its advanced Di4000 cable home gateway, and Philips intends to port OpenTV to its Nexperia Home Entertainment Engine line.

OpenTVi Business Highlights
---------------------------

For the quarter ended June 30, 2001, OpenTVi generated applications-related revenues of $2.2 million, an increase of 107% from the prior quarter. Applications-related revenues include application license revenue, revenue-sharing agreements and professional services revenue related to application development, customization and integration for network operator customers. OpenTVi's pro-forma operating loss for the quarter ended June 30, 2001 was $8.5 million, reflecting OpenTV's significant investment in growing its application business. Highlights for the quarter included:

OpenTV 2Q 2001 Financial Results
Page 4

         On June 23, OpenTV announced that it would acquire London-based Static, a privately-held leading iTV media and entertainment applications company. Static provides multiple-platform iTV application development expertise, broadcast design services for TV networks, and owns and operates the world's most widely-distributed iTV entertainment and games channel, PlayJam. Network operators carrying PlayJam include BSkyB, TPS, Canal Satellite, ntl, and Telewest. The acquisition closed on July 2.

         This week, OpenTV announced that it has successfully launched a comprehensive suite of two-way interactive TV applications on USA Media Group's Half Moon Bay, California network. Twenty-nine iTV applications
         - including commerce, email, instant messaging, interactive games, on-demand news and information, and enhanced TV - are available on the DCT-2000 set-top box, which is the most widely-deployed digital TV set-top box in the U.S. cable industry. The applications utilize the network's existing back-channel infrastructure while delivering rich, two-way interactivity, and many of these applications leverage Internet-based content in delivering a TV-centric interactive experience.

         Recently, OpenTV and the British Broadcasting Corporation (BBC) demonstrated the strength of viewer demand for innovative iTV content and services. Supported by OpenTV products and services, the BBC provided BSkyB digital satellite subscribers viewing the BBC's coverage of the Wimbledon Championships, 2001 (June 25 - July 8) the ability to choose the match they wanted to watch from a selection of five courts simultaneously. The response to the BBC's OpenTV-enabled iTV Wimbledon coverage was unprecedented, as two-thirds of all those watching Wimbledon through BSkyB accessed the interactive features during the course of the first week, and the interactive service averaged close to one million users per day throughout the tournament.

The Company's second quarter 2001 financial results conference call can be heard live on the Internet at 2:00 PM PDT on Thursday, July 26. To listen to the call, visit http://www.opentv.com/about/investors/.

About OpenTV

OpenTV is the world's leading interactive television and media solutions company. OpenTV builds a complete software and infrastructure platform that enables digital interactive television and brings on-demand content to other digital communications devices. OpenTV solutions are crafted to meet the needs of digital communications networks and include operating

OpenTV 2Q 2001 Financial Results
Page 5


middleware, content applications, content creation tools, professional services expertise, and strategic consulting.

At present, OpenTV software has been shipped with or installed in more than 16 million digital set-top boxes worldwide and has been selected by 44 digital cable, satellite and terrestrial communications networks in over 50 countries, including BSkyB in the United Kingdom; TPS and Noos in France; PrimaCom in Germany; Via Digital in Spain; Stream in Italy; DIRECTV(TM) Latin America LLC; and EchoStar's DISH Network and USA Media Group in the U.S. In addition, 33 digital set-top box manufacturers have licensed OpenTV's software to date, and more than 1,100 developers have joined the Company's OpenAdvantage developer program.

Worldwide headquarters for OpenTV is located in Mountain View, Calif. Information on OpenTV is available at www.opentv.com.

                                      # # #
This news release contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those contemplated herein, including statements regarding the acquisition of Static to further position OpenTV for future growth, OpenTV's ability to further grow its market-leading core platform business, OpenTV's ability to expand its applications business and move up the iTV value chain, and the intention of Quanta, Pace and Philips to port OpenTV's middleware. Actual results can differ materially. Risks and uncertainties that could cause actual results to differ include, but are not limited to, whether current demand for interactive television will continue, the rate at which the interactive television market will continue to expand, the risk that the OpenTV and Static businesses will not be integrated successfully and unanticipated costs of such integration, the risk associated with failing to retain and hire key Static employees, the risk that OpenTV and Static will fail to successfully manage their changing relationships with customers, suppliers and other business partners, whether OpenTV will be able to successfully manage its expenses, whether global economic conditions will affect the business and operational decisions of OpenTV's customers, suppliers and other business partners in a manner adverse to OpenTV, the timely identification and development of new products, applications and services, customer acceptance of those products, applications and services and the pricing thereof, the impact of competitive products, applications and services and the pricing of those products, applications and services, the impact of technological constraints and changes in technology, the impact of governmental regulation, and other risk factors detailed in the documents filed from time to time by OpenTV Corp. with the Securities and Exchange Commission, including those risk factors detailed in Item 3.D of OpenTV Corp.'s Annual Report on Form 20-F filed with the Securities and Exchange Commission on April 18, 2001. OpenTV undertakes no obligation to update or revise any such forward-looking statements, whether as a result of new information, future events, or otherwise.

(C)2001 OpenTV Corp. All rights reserved. OpenTV, OpenAuthor, OpenTV Runtime, OpenStreamer, and the OpenTV logo are trademarks or registered trademarks of OpenTV, Inc. in the United States and other countries. All other trademarks are the property of their respective owners.

All OpenTV products and services may not be available in all geographic areas.

OpenTV 2Q 2001 Financial Results
Page 6

                                  OPENTV CORP.
           Unaudited Pro-Forma Consolidated Statements of Operations
               (in thousands, except share and per share amounts)

              Note: The pro-forma supplemental financial information included herein is presented for informational purposes only and should not be considered as a substitute for OpenTV's financial information presented in accordance with generally accepted accounting principles.


                                                      Three Months Ended June 30,        Six Months Ended June 30,
                                                   -------------------------------    --------------------------------
                                                        2000              2001             2000              2001
                                                   --------------    -------------    --------------    --------------
Revenues:
---------
Royalties                                          $        7,306    $       8,903    $       15,011    $       19,033
Services and other                                          2,308           10,939             4,236            19,629
License fees                                                1,649            2,320             2,961             4,838
Applications                                                    -              605                 -             1,644
                                                   --------------    -------------    --------------    --------------
     Total revenues                                        11,263           22,767            22,208            45,144
                                                   --------------    -------------    --------------    --------------

Operating expenses:
-------------------
Cost of services                                            1,892            6,729             3,737            13,709
Research and development                                    7,065            9,784            13,907            19,624
Sales and marketing                                         5,876            8,727            10,904            17,242
Marketing - BSkyB hard drive set-top box                        -                -                 -             8,375
General and administrative                                  2,359            4,229             4,749             8,596
                                                   --------------    -------------    --------------    --------------
     Total operating expenses                              17,192           29,469            33,297            67,546
                                                   --------------    -------------    --------------    --------------

  Loss from operations                                     (5,929)          (6,702)          (11,089)          (22,402)

Other income, net                                           2,584            2,592             5,328             6,259
Minority interest                                               -               25                 -                96
                                                   --------------    -------------    --------------    --------------

  Net loss                                         $       (3,345)   $      (4,085)   $       (5,761)    $     (16,047)
                                                   ==============    =============    ==============     =============

Shares used in computing net loss per share,
  basic and diluted                                    45,599,154       66,087,196        45,417,591        65,917,059
                                                   ==============    =============    ==============     =============

Net loss per share, basic and diluted              $        (0.07)   $       (0.06)   $        (0.13)    $       (0.24)
                                                   ==============    =============    ==============     =============

Notes:
------
1. OpenTV's pro-forma net loss, excluding the one-time BSkyB-related $8,375 marketing expense, was $7,672, or $0.12 per share, for the six-month period ended June 30, 2001.

2. The above unaudited pro-forma consolidated statements of operations exclude the effects of the following:

-- Non-recurring research and development fee of $2,600, of which $949 and $2,286 was amortized during the three-month and six-month periods ended June 30, 2000, respectively.

-- Acquisition-related expenses associated with the Spyglass acquisition, totaling $13 and $95 for the three-month and six-month periods ended June 30, 2000, respectively.

-- Amortization of goodwill over 5 years of $97,692 and $195,383 for the three-month and six-month periods ended June 30, 2001, respectively.

-- Amortization of acquisition-related intangibles over 1.5 to 5 years of $382 and $5,270 for the three-month periods ended June 30, 2000 and 2001, respectively, and $764 and $10,542 for the six-month periods ended June 30, 2000 and 2001, respectively.

-- Amortization of share-based compensation, generally over 4 years, of $1,451 and $3,193 for the three-month periods ended June 30, 2000 and 2001, respectively, and $4,675 and $6,541 for the six-month periods ended June 30, 2000 and 2001, respectively.

-- General Instrument non-cash performance warrant expense related to the warrant's variable accounting treatment totaling $1,552 and $24,908 for the three-month and six-month periods ended June 30, 2001, respectively.

-- Investment losses of $16,842 and $29,014 for the three-month and six-month periods ended June 30, 2001, respectively.

-- Income tax benefit of $6,907 and $6,412 for the three-month and six-month periods ended June 30, 2001, respectively.

OpenTV 2Q 2001 Financial Results
Page 7



                                  OPENTV CORP.
                Unaudited Consolidated Statements of Operations
               (in thousands, except share and per share amounts)


                                                  Three Months Ended June 30,            Six Months Ended June 30,
                                               ---------------------------------      -------------------------------
                                                    2000               2001               2000              2001
                                               ------------       --------------      -------------     -------------
Revenues:
---------
Royalties                                      $      7,306       $        8,903      $      15,011     $      19,033
Services and other                                    2,308               10,939              4,236            19,629
License fees                                          1,649                2,320              2,961             4,838
Applications                                              -                  605                  -             1,644
                                               ------------       --------------      -------------     -------------
     Total revenues                                  11,263               22,767             22,208            45,144
                                               ------------       --------------      -------------     -------------

Operating expenses:
-------------------
Cost of services                                      1,892                6,729              3,737            13,709
Research and development                              8,014                9,784             16,193            19,624
Sales and marketing                                   5,889                8,727             10,917            17,242
Marketing - BSkyB hard drive set-top tox                  -                    -                  -             8,375
General and administrative                            2,454                4,229              4,844             8,596
Amortization of goodwill                                  -               97,692                  -           195,383
Amortization of intangibles                             382                5,270                764            10,542
Amortization of share-based compensation              1,451                3,193              4,675             6,541
Non-cash warrant expense                              1,552                    -             24,908                 -
                                               ------------       --------------      -------------     -------------
     Total operating expenses                        21,634              135,624             66,038           280,012
                                               ------------       --------------      -------------     -------------

Loss from operations                                (10,371)            (112,857)           (43,830)         (234,868)

Other income, net                                     2,584                2,592              5,328             6,259
Investment losses                                         -              (16,842)                 -           (29,014)
Minority interest                                         -                   25                  -                96
                                               ------------       --------------      -------------     -------------

  Loss before income taxes                           (7,787)            (127,082)           (38,502)         (257,527)

Income tax benefit                                        -                6,907                  -             6,412
                                               ------------       --------------      -------------     -------------
  Net loss                                     $     (7,787)      $     (120,175)      $    (38,502)    $    (251,115)
                                               ============       ==============       ============     =============

Shares used in computing net loss per share,
  basic and diluted                              45,599,154           66,087,196         45,417,591        65,917,059
                                               ============       ==============       ============     =============

  Net loss per share, basic and diluted        $      (0.17)      $        (1.82)      $      (0.85)    $       (3.81)
                                               ============       ==============       ============     =============

OpenTV 2Q 2001 Financial Results
Page 8


                                  OPENTV CORP.
                      Consolidated Condensed Balance Sheets
                                 (in thousands)


                                                             December 31,              June 30,
                                                                 2000                    2001
                                                           ---------------         ---------------
                                                                                     (unaudited)
Assets

Cash, cash equivalents and marketable debt
   securities                                              $       224,982         $       217,110
Marketable equity securities                                        22,275                       -
Accounts receivable, net                                            13,762                  18,190
Prepaid expenses and other current assets                            9,161                   9,352
Property and equipment, net                                         15,671                  18,975
Private equity investments and notes receivable                     25,010                  22,635
Goodwill and other intangibles, net                              1,861,126               1,651,396
Other assets                                                         9,443                   8,009
                                                           ---------------         ---------------
   Total assets                                            $     2,181,430         $     1,945,667
                                                           ===============         ===============

Liabilities and shareholders' equity

Accounts payable and accrued liabilities                   $        21,662         $        20,172
Deferred revenue                                                     9,902                  10,313
Deferred income taxes                                                5,710                       -
                                                           ---------------         ---------------
   Total liabilities                                                37,274                  30,485

Minority interest                                                    1,966                   1,871

Total shareholders' equity                                       2,142,190               1,913,311
                                                           ---------------         ---------------
   Total liabilities and shareholders' equity              $     2,181,430         $     1,945,667
                                                           ===============         ===============

OpenTV 2Q 2001 Financial Results
Page 9



                                  OPENTV CORP.
            Unaudited Consolidated Condensed Statements of Cash Flow
                                 (in thousands)


                                                                Three Months Ended June 30,     Six Months Ended June 30,
                                                               ----------------------------     -------------------------
                                                                    2000           2001            2000           2001
                                                               ------------     -----------     ----------    -----------
Cash flows from operating activities:
Net loss                                                       $     (7,787)    $  (120,175)    $  (38,502)   $  (251,115)
Adjustments to reconcile net loss to net cash used in
operating activities:
   Depreciation and amortization of property and equipment              602           1,522            962          2,843
   Amortization of intangibles and goodwill                             382         102,962            764        205,925
   Amortization of share-based compensation                           1,451           3,193          4,675          6,541
   Provision for doubtful accounts                                      353             727            376            847
   Investment losses                                                      -          16,842              -         29,014
   Non-cash warrant expense                                           1,552               -         24,908              -
   Minority interest                                                      -             (25)             -            (96)
   Changes in operating assets and liabilities                        2,599         (12,062)          (878)       (14,284)
                                                               ------------     -----------     ----------    -----------
      Net cash used in operating activities                            (848)         (7,016)        (7,695)       (20,325)

Cash flows from investing activities:
Purchase of property and equipment                                   (2,057)         (4,402)        (3,752)        (6,147)
Proceeds from sale of subsidiary                                          -               -              -          4,625
Sale of marketable equity securities                                      -           7,158              -         16,486
Increase in private equity investments and notes                    (10,000)         (2,625)       (20,000)        (2,625)
receivable
Increase in other assets                                             (1,391)         (4,751)        (1,573)        (4,200)
                                                               ------------     -----------     ----------    -----------
      Net cash provided from (used in) investing activities         (13,448)         (4,620)       (25,325)         8,139

Cash flows from financing activities:
Proceeds from issuance of Ordinary Shares                             1,456           2,980          1,547          4,716
                                                               ------------     -----------     ----------    -----------
      Net cash provided from financing activities                     1,456           2,980          1,547          4,716
Effect of exchange rates on cash                                         96            (253)          (300)          (402)
                                                               ------------     -----------     ----------    -----------
Net decrease in cash, cash equivalents and marketable
   debt securities                                                  (12,744)         (8,909)       (31,773)        (7,872)

Cash, cash equivalents and marketable debt securities at
   beginning of period                                              167,506         226,019        186,535        224,982
                                                               ------------     -----------     ----------    -----------

Cash, cash equivalents and marketable debt securities at
   end of period                                               $    154,762     $   217,110     $  154,762    $   217,110
                                                               ============     ===========     ==========    ===========

OpenTV 2Q 2001 Financial Results
Page 10


                                  OPENTV CORP.
                 Unaudited Pro-Forma Line of Business Reporting
                                 (in thousands)

              Note: The pro-forma supplemental financial information included herein is presented for informational purposes only and should not be considered as a substitute for OpenTV's financial information presented in accordance with generally accepted accounting principles.


Three Months Ended June 30, 2001                 Core Platform           OpenTVi           Total Company
--------------------------------                 --------------      --------------        -------------
   Revenues:
   ---------
   Royalties                                     $        8,903      $            -        $       8,903
   Services and other                                     9,388               1,551               10,939
   License fees                                           2,320                   -                2,320
   Applications                                               -                 605                  605
                                                 --------------      --------------        -------------
       Total revenues                                    20,611               2,156               22,767

   Operating expenses                                    18,769              10,700               29,469

                                                 --------------      --------------        -------------
       Operating profit (loss)                   $        1,842      $       (8,544)       $      (6,702)
                                                 ==============      ==============        =============



Six Months Ended June 30, 2001                   Core Platform           OpenTVi           Total Company
------------------------------                   --------------      --------------        -------------
   Revenues:
   ---------
   Royalties                                     $       19,033      $            -        $      19,033
   Services and other                                    18,078               1,551               19,629
   License fees                                           4,838                   -                4,838
   Applications                                               -               1,644                1,644
                                                 --------------      --------------        -------------
       Total revenues                                    41,949               3,195               45,144

   Operating expenses:
   -------------------
   Marketing - BSkyB hard drive set-top box                   -               8,375                8,375
   Other operating expenses                              37,861              21,310               59,171

                                                 --------------      --------------        -------------
       Operating profit (loss)                   $        4,088      $      (26,490)       $     (22,402)
                                                 ==============      ==============        =============

Notes:
------

1. The operating loss for the six-month period ended June 30, 2001, excluding the one-time BSkyB-related $8,375 marketing expense, was $18,116 for the OpenTVi line of business and $14,027 for the total Company.

2. The line of business results presented herein for the six-month period ended June 30, 2001 reflect a restatement of the results for first quarter 2001 for purposes of presenting comparative results with the three-month period ended June 30, 2001.